UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2008
IDEARC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32939	20-5095175
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2200 West Airfield Drive, DFW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Employment Agreement
Stock Option Award Agreement
2008 Long Term Incentive Award Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer
     On June 2, 2008, Idearc Inc. (the “Company”) announced that Scott W. Klein was appointed as Chief Executive Officer of the Company, effective May 30, 2008. Mr. Klein has also been appointed to the Company’s Board of Directors.
     Prior to joining the Company, Mr. Klein, age 50, served as an Operating Partner of Symphony Technology Group, a private investment firm, since 2007. From 2004 to 2007, Mr. Klein served as President and Chief Executive Officer of Information Resources, Inc., a provider of information solutions for the consumer packaged goods, retail and healthcare industries. Prior to joining Information Resources, Mr. Klein served as President, Consumer Industries, Retail and Energy Global Industry Group of Electronic Data Systems Corporation from 2001 to 2004. Mr. Klein also held management positions with PC Mall, Inc., PrimeSource Building Products, Inc., PepsiCo, Inc. and The Procter & Gamble Company earlier in his career.
     In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Klein on May 21, 2008. The agreement expires on May 31, 2011, unless extended. The term of the agreement is automatically extended for additional one-year periods unless either party provides notice not to extend the term at least six months prior to the applicable expiration date. Under the agreement, Mr. Klein’s annual base salary will be no less than $1,000,000 and he will be eligible to earn a target annual short-term incentive award of no less than 100% of his base salary. For 2008, Mr. Klein is guaranteed a minimum short-term incentive award of $500,000 and received a one-time cash award of $400,000 upon joining the Company.
     Under his agreement, Mr. Klein is entitled to a target annual long-term incentive award opportunity of no less than 300% of his base salary. For 2008, his long-term incentive award will be in the form of performance share units (70%) and restricted stock (30%), prorated based upon his number of months of service with the Company during 2008.
     Mr. Klein will also receive stock options to purchase 250,000 shares of the Company’s common stock. The stock options will have a per-share exercise price equal to the closing price of the Company’s common stock on June 2, 2008, the first trading day of the month following Mr. Klein joining the Company. The stock options will vest on May 31, 2011 and will be granted under the Idearc Inc. 2008 Incentive Compensation Plan.
     In the event his employment is terminated, Mr. Klein may be entitled to severance payments in varying amounts depending on the circumstances.
     The foregoing summary of Mr. Klein’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
     Mr. Frank Gatto, the Company’s former interim Chief Executive Officer, has returned to his prior position as the Company’s Executive Vice President — Operations. The Human Resources Committee awarded Mr. Gatto 87,065 shares of restricted stock as additional equity compensation for his service as interim Chief Executive Officer.
Departure of Officer
     Effective June 2, 2008, W. Scott Hanle is no longer an officer of the Company. Mr. Hanle will continue as an employee of the Company for a period of approximately 30 days to assist with the transition of his prior responsibilities. Mr. Hanle will be entitled to the severance and other benefits under the Company’s Executive Transition Plan.

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Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 30, 2008, between Idearc Inc. and Scott W. Klein

10.2	Form of Stock Option Agreement for Scott W. Klein under the Idearc Inc. 2008 Incentive Compensation Plan

10.3	Form of 2008 Long Term Incentive Award Agreement for Scott W. Klein under the Idearc Inc. 2008 Incentive Compensation Plan

10.4	Idearc Inc. Executive Transition Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed April 9, 2007)

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.
By:	/s/ Cody Wilbanks
Cody Wilbanks
Acting Executive Vice President — General Counsel

Date: June 2, 2008

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